  Exhibit 10.3
FIRST AMENDMENT TO THE GRAPHENE DEVELOPMENT AGREEMENT

This FIRST AMENDMENT TO THE GRAPHENE DEVELOPMENT AGREEMENT (the “Amendment”) is made and entered into this 15th day of April, 2021 (the “Effective Date”) by and between Novusterra Inc., a Florida corporation with an address of 7135 Collins Ave, No. 624, Miami, FL 33141 (“NT”) and American Resources Corporation, a Florida corporation with an address of 12115 Visionary Way, Suite 174, Fishers IN 46038 (“ARC”). Each NT and ARC is a “Party” and collectively, the “Parties”.

W I T N E S S E T H

WHEREAS, the Parties entered into a Graphene Development Agreement dated March 31, 2021 (the “Original Agreement”);

WHEREAS, the Parties wish to amend the Original Agreement pursuant to this Amendment;

NOW THEREFORE, in exchange for good and value consideration, the receipt and sufficiency of which are hereby agreed to and acknowledged by the Parties, the Parties agree as follows:

1.
The payments due to ARC pursuant to “1. Sublicense” shall be made to ARC by NT on a monthly basis, due by the 20th day of each following month. The payments will include an accounting provided by NT of how that particular monthly payment was calculated, in a form reasonably approved by ARC.

2.
The term of the Original Agreement shall be as long as ARC has rights under the Exclusive License Agreement between American Resources Corporation and Ohio University dated February 10, 2021 (the “ARC Agreement”).

3.
ARC and its representatives will be granted rights to view all books and records of NT to ensure proper accounting of all payments. Access to NT books and records will occur during normal business hours.

4.
The Parties acknowledge and agree that the Original Agreement, this Amendment, and any subsequent amendments shall not confer upon NT any rights beyond the rights granted to ARC under the ARC Agreement.

5.
The Original Agreement, this Amendment, and any subsequent amendments are not (i) transferrable by NT to any other party without the written consent of both ARC and Ohio University. Furthermore, NT shall not grant a further sublicense of the Original Agreement, this Amendment, or any subsequent amendment without the written consent of both ARC and Ohio University.

6.
All other terms of the Original Agreement remain the same and unchanged.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date set forth above.

NT:
NOVUSTERRA INC.

By: /s/ I Andrew Weeraratne
Name: I Andrew Weeraratne
Title: CEO

ARC:
AMERICAN RESOURCES CORPORATION

By:/s/ Thomas Sauve
Name: Thomas Sauve
Title: President